UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2015

INVESTORS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36441	46-4702118
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

101 JFK Parkway, Short Hills, New Jersey	07078
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:      (973) 924-5100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01                      Other Events

The Board Directors of Investors Bancorp, Inc. (the “Company”) has adopted a change regarding the election of directors.  Any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee of the Company.  The Committee shall recommend to the Board the action to be taken with respect to the resignation.  Any Director who tenders his or her resignation pursuant to this provision shall not participate in the Committee’s or the Board’s deliberations as to whether to accept the resignation.  The Board will publicly disclose its decision within 90 days of the certification of the election results.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.	Not Applicable.
(b)	Pro Forma Financial Information.	Not Applicable.
(c)	Shell Company Transactions.	Not Applicable.
(d)	Exhibits	Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.
DATE: December 1, 2015	By:	/s/ Kevin Cummings
Kevin Cummings
President and Chief Executive Officer